EXECUTION VERSION

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

EXHIBIT 10.6

FOURTH AMENDMENT

TO Collaboration, LICENSE and Option Agreement

This Fourth Amendment to the Collaboration, License and Option Agreement (the “Fourth Amendment”) is entered into as of December 18, 2019 (the “Fourth Amendment Effective Date”), by and between Cue Biopharma, Inc., a Delaware corporation, having an address of 21 Erie Street, Cambridge, MA 02139 (“Cue”), and LG Chem Ltd., with its principal place of business at LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul, 07336, Republic of Korea (“LGC”).  Cue and LGC may be referred to herein individually as a “Party” or collectively as the “Parties”.

Whereas, the Parties entered into a Collaboration, License and Option Agreement as of November 6, 2018 (the “Original Agreement”) that was subsequently amended on March 15, 2019 (the “First Amendment”), August 5, 2019 (the “Second Amendment”) and October 29, 2019 (the “Third Amendment” and collectively with the Original Agreement, the First Amendment and the Second Amendment, the “Agreement”);

Whereas, the Parties entered into a Global License and Collaboration Agreement on even date herewith (the “Global Agreement”); and

Whereas, the Parties desire to make the following changes to certain provisions of the Agreement.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and LGC hereby agree as follows:

1.	All capitalized terms not separately defined in this Fourth Amendment shall have the meaning ascribed to them in the Agreement.
2.	The first three sentences of Section 4.15 of the Agreement are hereby deleted and replaced with the following:

“In order to facilitate the Development and Manufacturing activities contemplated by this Agreement, Cue shall, at LGC’s cost, provide to LGC certain available biological materials or chemical compounds in Cue’s possession and Controlled by Cue that are relevant to Collaboration Compounds or Collaboration Products (collectively, “Materials”) for use by LGC in furtherance of activities under a Research Plan, Development Plan, Manufacturing Plan, Commercialization Plan or otherwise under this Agreement. Except as otherwise provided for under this Agreement, all such Materials delivered will remain the sole property of Cue.  LGC shall use such Materials only in furtherance of activities conducted in accordance with this Agreement or the Global

License and Collaboration Agreement, as applicable, and the Materials will not be used or delivered for any other purpose, or to or for the benefit of any Third Party, except for Sublicensees and subcontractors, without the prior written consent of Cue, and will be used in compliance with all Applicable Laws.”

3.	The third sentence of Section 9.1(b) of the Agreement is hereby deleted and replaced with the following:

“Except as granted herein or in the Global License and Collaboration Agreement, LGC shall have no rights in the Cue Background IP or involvement in any actions taken by Cue with respect to Cue Background IP, and Cue shall have no rights in the LGC Background IP or involvement in any actions taken by LGC with respect to LGC Background IP.”

4.	The second sentence of Section 13.1 of the Agreement is hereby deleted and replaced with the following:

“Upon expiration (but not termination) of this Agreement with respect to any Collaboration Product in any country within the LGC Territory or Cue Territory, (a) LGC’s license under Section 2.1 with respect to such Collaboration Product in such country, including LGC’s right to use related Materials provided by Cue under Section 4.15 under such license, will become fully paid-up and royalty free and (b) Cue’s license under Section 2.4 with respect to such Collaboration Product in such country will become fully paid-up and royalty free.”

5.	Section 15.6(d)(i) of the Agreement is hereby deleted and replaced with the following:

“(A) following closing of a Change of Control, Transferee shall require that [**], in each case, [**] and are not [**], and the Transferee does not [**] and (B) following closing of a Change of Control, Transferee shall [**]; provided that if the requirements of either Section 15.6(d)(i)(A) or (B) are not met, [**]”

6.

Entire Agreement; Modification.  Except as expressly amended by this Fourth Amendment, all other terms and conditions of the Agreement shall remain in full force and effect, and are unmodified by this Fourth Amendment.  The Agreement, as modified by this Fourth Amendment, contains the entire agreement of the Parties with regard to the subject matter set forth herein and supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein; provided, however, that the Global Agreement shall continue in full force and effect in accordance with its terms.  This Fourth Amendment may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties.

7.

Counterparts; Electronic or Facsimile Signatures.  This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Fourth Amendment may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signature Page Follows]

In Witness Whereof, the Parties hereto have caused this Fourth Amendment to be executed and entered into by their duly authorized representatives as of the Fourth Amendment Effective Date.

Cue Biopharma, Inc.		LG Chem Ltd.
By:	/s/ Daniel Passeri	By:	/s/ Jeewoong Son
Name:	Daniel Passeri	Name:	Jeewoong Son
Title:	CEO	Title:	President

4

Signature Page to Fourth Amendment to License, Collaboration and Option Agreement